Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Reports Revenues and Earnings for First Quarter Fiscal 2006

        LOS GATOS, Calif., January 26, 2006 – Hifn™ (NASDAQ: HIFN) today reported financial results for the first quarter ended December 31, 2005.

        Revenues for the first quarter of fiscal 2006 were $10.7 million, an increase of 22 percent from the $8.8 million in revenues reported in the previous quarter and a decrease of 15 percent from the $12.5 million in revenues reported in the first quarter of fiscal 2005.

        Net loss for the first quarter ended December 31, 2005, on a generally-accepted accounting principles basis (GAAP), was $1.7 million, or a loss of $0.12 per share, which includes stock-based compensation expense of $207,000, or $0.01 per share, as a result of the implementation of SFAS 123(R). Non-GAAP (pro forma) net loss, excluding stock-based compensation expense, for the first quarter of fiscal 2006 was $1.5 million, or $0.11 per share. Net loss for the first quarter ended December 31, 2004 was $576,000, on a GAAP basis, or a loss of $0.04 per share, which did not include stock-based compensation expense as SFAS 123(R) had not yet been implemented. Including the pro forma stock-based compensation expense previously disclosed in Hifn’s financial statement footnotes, net loss for the first quarter ended December 31, 2004 would have been $2.0 million, or a loss of $0.14 per share. A reconciliation between net loss on a GAAP basis and non-GAAP (pro forma) net loss is provided in the accompanying financial statements.

        “I am pleased with the recovery from our September quarter, which indicates renewed, and, we believe, sustainable demand from two of our principal customers. While our return to profitability has been delayed by the impact of September’s performance, we believe that we are now back on a moderate growth track for the balance of FY2006,” said Chris Kenber, Hifn’s Chairman and CEO. “It’s also noteworthy that Hifn generated cash during the first fiscal quarter, and we do not expect to burn significant cash for the balance of the fiscal year. As several of our new product initiatives, including the Virtual Tape Library board and a high performance software search package, come to market accompanied by our next generation network and flow through security processors, we anticipate that performance over the next several quarters will include both growth from existing customers and products and these new opportunities,” Kenber continued.

        Hifn management will hold a conference call to discuss these results today, January 26, 2006 at 1:30 p.m. Pacific Standard Time (PST). Those wishing to join should dial 800-509-8613 (domestic U.S.)

Hifn First Quarter Fiscal Year 2006
Earnings Release	Page 2

or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PST) on Thursday, January 26, 2006 through 5 p.m. (PST) on Sunday, January 29, 2006 and may be accessed by calling 800-642-1687, pass code 4084400. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

        Hifn, Inc. of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn combines network processing, security, compression, content search and flow classification technology into solutions for complex packet management. Many of the major network equipment manufacturers use Hifn’s patented technology to improve packet processing. More information on the company is available from the company’s SEC filings. Additional product information can be obtained from the Hifn website at http://www.hifn.com. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to our expectation of renewed and sustainable demand from our two principal customers, our returning to a growth track in fiscal year 2006, the level of such growth track, our expectations that we will not burn significant cash for the balance of the fiscal year, the success of our new product initiatives including the Virtual Tape Library board and the software search package as well as the anticipated performance over the next several quarters including growth from existing customers and products and new opportunities from new product initiatives are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hifn is providing pro forma net loss and pro forma net loss per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally-accepted accounting principles and may be different from pro forma measures used by other companies. We believe that presenting net loss and net loss per share excluding stock-based compensation expense is useful to management and investors as it provides a more meaningful understanding of our ongoing operating performance and also facilitates comparison of operating trends across reporting periods. Hifn management uses these measures for viewing the financial results of Hifn. These non-GAAP measures should not be viewed as a substitute for Hifn’s GAAP results.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn First Quarter Fiscal Year 2006
Earnings Release	Page 3

HIFN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2005	2004
Net revenues	$10,672	$12,530

Costs and operating expenses:
Cost of revenues	3,697	3,955
Research and development	5,076	5,414
Sales and marketing	1,801	1,919
General and administrative	1,455	1,177
Amortization of intangibles	797	828

Total costs and operating expenses	12,826	13,293

Loss from operations	(2,154)	(763)
Interest and other income, net	415	189

Loss before income taxes	(1,739)	(574)
Provision for (benefit from) income taxes	(77)	2

Net loss	$(1,662)	$(576)

Net loss per share, basic and diluted	$(0.12)	$(0.04)

Weighted average shares outstanding, basic and diluted	13,613	13,968

Note: Net loss for the first quarter of fiscal 2006 includes stock-based compensation expense of $207,000, resulting from the implementation of SFAS 123(R). Net loss for the first quarter of fiscal 2005 did not include stock-based compensation expense under SFAS 123. The following table reflects net loss per share for the first quarter of fiscal 2006 compared with first quarter of fiscal 2005 including the pro forma stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,
	2005	2004
Net loss excluding Stock-based compensation expense
(amount for first quarter of fiscal 2005 is as reported)	$(1,455)	$(576)
Stock-based compensation expense for first quarter
(amount for first quarter of fiscal 2005 is as reported)	(207)	(1,386)

Net loss including the effect of stock-based compensation expense	$(1,662)	$(1,962)

Basic and diluted net loss per share for first quarter of fiscal 2005, as reported		$(0.04)
Stock-based compensation expense per share for first quarter of fiscal 2005, as reported		(0.10)

Basic and diluted net loss per share including
the effect of stock-based compensation expense	$(0.12)	$(0.14)

Hifn First Quarter Fiscal Year 2006
Earnings Release	Page 4

HIFN, INC.CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2005	September 30, 2005
ASSETS
Current assets:
Cash & short-term investments	$44,842	$44,440
Accounts receivable, net	5,145	5,071
Inventories	1,606	2,136
Prepaid expenses and other current assets	947	803

Total current assets	52,540	52,450
Property and equipment, net	1,990	1,846
Intangibles and other assets, net	11,290	12,155

	$65,820	$66,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,869	$1,743
Accrued expenses and other current liabilities	6,031	7,952

	9,900	9,695

Stockholders’ equity:
Common stock	14	14
Paid-in capital	164,280	163,484
Accumulated other comprehensive loss	(8)	(38)
Accumulated deficit	(104,113)	(102,451)
Treasury stock, at cost	(4,253)	(4,253)

	55,920	56,756

	$65,820	$66,451